UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016 (August 5, 2016)

SOLAR CAPITAL LTD.

(Exact name of registrant as specified in its charter)

Maryland	814-00849	26-1381340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2016, Solar Capital Ltd. (the “Company”) entered into an amended and restated limited liability company agreement (the “LLC Agreement”) with WFI Loanco, LLC (the “Investor”) to co-invest in middle market senior secured loans alongside the Company and Senior Secured Unitranche Loan Program LLC (“SSLP”), the Company’s existing joint venture program. This joint venture vehicle, known as Senior Secured Unitranche Loan Program II LLC (“SSLP II”), is structured as a Delaware limited liability company. The Company and the Investor have made initial equity commitments to SSLP II of approximately $75.0 million and $18.0 million, respectively. In connection with the launch of operations, SSLP II acquired approximately $59.1 million of loan commitments, with the Company and the Investor initially contributing $43.6 million and $10.5 million of equity, respectively. Once the portfolio is sufficiently ramped, SSLP II is expected to be levered with a similar credit facility as SSLP.

The description above is only a summary of the material provisions of the LLC Agreement and is qualified in its entirety by reference to the copy of the form of LLC Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Senior Secured Unitranche Loan Program II LLC Amended and Restated Limited Liability Company Agreement, dated as of August 5, 2016, by and between Solar Capital Ltd. and WFI Loanco, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2016	SOLAR CAPITAL LTD.

	By:	/s/ Richard Peteka
Richard Peteka
Chief Financial Officer, Treasurer and Secretary